Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Corporation Announces First Quarter 2024 Financial Results

Investing to Drive Higher Growth as the Year Progresses

Norton, Massachusetts – May 1, 2024 – CPS Technologies Corporation (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for the fiscal first quarter ended March 30, 2024.

First Quarter Summary

●	Revenue of $5.9 million for the first quarter of 2024 versus $7.1 million in the prior-year period, primarily due to further quality control testing and production staffing challenges

●	Gross margin of 15.3 percent versus 31.6 percent in the first quarter of 2023, largely due to lower manufacturing efficiencies and non-revenue producing quality control costs

●	Operating loss of $0.3 million for the quarter ended March 30, 2024 compared to an operating profit of $0.7 million in the prior-year period

●

The Company announced the signing of a manufacturing license agreement with Triton Systems for Fiber-Reinforced Aluminum (FRA) Composites® to address key customer requirements through the expansion of its product portfolio

“Our revenue came in lower than last year, given the use of production resources for quality control and other long-term improvements,” said Brian Mackey, President and CEO. “As previously discussed, we anticipate the coming quarters to also be impacted by lower HybridTech Armor® sales. However, we remain very optimistic on a number of fronts, including our long-term growth trajectory. The Company’s order intake is increasing across its other product lines, our recent technology license agreement with Triton is expected to provide new avenues for expansion, and ongoing R&D is addressing critical customer requirements. In addition, we are working with Kinetic Protection on the very real opportunities for additional armor orders with the Navy. The current fiscal year is clearly focused on preparing CPS for its next phase of growth, encompassing all key markets, as well as business development initiatives to accelerate contract bookings and revenue generation.

“Our R&D efforts enable us to directly address clearly defined market requirements. For example, last week we presented our initial results from a recently completed Phase I SBIR at the National Reactor Innovation Center Program Review at Idaho National Lab. Our novel composite material demonstrated neutron and gamma radiation shielding with performance similar to lead or tungsten but with a reduction in mass of more than 55%. We continue to aggressively pursue relevant growth opportunities, as evidenced by our recent submission of four Phase I and two Phase II proposals. As we leverage these programs to expand our portfolio of market-driven offerings, we anticipate revenue opportunities with both government and commercial customers. These efforts will strengthen customer demand and improve the Company’s operating outlook going forward. I look forward to discussing these programs in more detail on our upcoming investor call.”

Results of Operations

CPS reported revenue of $5.9 million in the first quarter of fiscal 2024 versus $7.1 million in the prior-year period, reflecting lower demand from certain over-stocked customers and reduced production capacity due to continued quality control testing. Gross profit was $0.9 million, or 15.3 percent of revenue, versus $2.2 million, or 31.6 percent of revenue, in the fiscal 2023 first quarter, with the lower gross margin year-over-year due to the lower sales volumes in Q1 2024 on consistent fixed costs as well as ongoing quality control testing.

The Company reported an operating loss of $0.3 million in the fiscal 2024 first quarter compared with an operating profit of $0.7 million in the prior-year period. Reported net loss was $0.1 million, or $(0.01) per diluted share, versus net income of $0.5 million, or $0.03 per diluted share, in the quarter ended April 1, 2023.

Conference Call

The Company will be hosting its first quarter 2024 earnings call at 9:00 am on May 2, 2024. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 175645

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is a technology and manufacturing leader in producing high-performance materials solutions for its customers. The company’s products and intellectual property address critical needs in a variety of applications, including electric trains and subway cars, wind turbines, hybrid vehicles, electric vehicles, Navy ships, the smart electric grid, 5G infrastructure and others. CPS hermetic packages can be found in many Aerospace and Satellite applications.  CPS’ armor products provide exceptional ballistic protection and environmental durability at very light weight. CPS is committed to innovation and to supporting our customers in building solutions for the transition to clean energy.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2024 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORPORATION Statements of Operations (Unaudited)

	Fiscal Quarters Ended
	March 30, 2024	April 1, 2023

Revenues:
Product sales	$5,912,634	$7,100,267

Total revenues	5,912,634	7,100,267
Cost of product sales	5,006,324	4,855,564

Gross Margin	906,310	2,244,703
Selling, general, and administrative expense	1,165,922	1,550,522

Operating income (loss)	(259,612)	694,181
Other income, net	79,171	15,590

Income (loss) before taxes	(180,441)	709,771
Income tax provision	(37,288)	250,570

Net income (loss)	$(143,153)	$459,201

Net income (loss) per basic common share	$(0.01)	$0.03

Weighted average number of basic common shares outstanding	14,519,215	14,452,284

Net income (loss) per diluted common share	$(0.01)	$0.03

Weighted average number of diluted common shares outstanding	14,519,215	14,639,600

CPS TECHNOLOGIES CORP.

Balance Sheets (Unaudited)

	March 30, 2024	December 30, 2023
ASSETS

Current assets:
Cash and cash equivalents	$8,667,728	$8,813,626
Accounts receivable-trade, net	3,848,635	4,389,155
Accounts receivable-other	27,490	83,191
Inventories, net	4,611,460	4,581,930
Prepaid expenses and other current assets	391,953	276,349
Total current assets	17,547,266	18,144,251
Property and equipment:
Production equipment	11,155,183	11,271,982
Furniture and office equipment	952,883	952,883
Leasehold improvements	985,649	985,649
Total cost	13,093,715	13,210,514
Accumulated depreciation and amortization	(11,581,885)	(11,936,004)
Construction in progress	206,250	281,629
Net property and equipment	1,718,080	1,556,139
Right-of-use lease asset (note 4, leases)	297,000	332,000
Deferred taxes	1,609,982	1,569,726
Total Assets	$21,172,328	21,602,116

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Note payable, current portion	43,478	46,797
Accounts payable	2,409,773	2,535,086
Accrued expenses	843,770	1,075,137
Deferred revenue	207,247	251,755
Lease liability, current portion	160,000	160,000

Total current liabilities	3,664,268	4,068,775

Note payable less current portion	-	8,090
Deferred revenue – long term	31,277	31,277
Long term lease liability	137,000	172,000

Total liabilities	3,832,545	4,280,142
Commitments & Contingencies
Stockholders’ equity:
Common stock, $0.01 par value, authorized 20,000,000 shares; issued 14,601,487 and 14, 601,487 shares; outstanding 14,519,215 and 14,519,215 shares; at March 30, 2024 and December 30, 2023, respectively	146,015	146,015
Additional paid-in capital	40,341,855	40,180,893
Accumulated deficit	(22,897,949)	(22,754,796)
Less cost of 82,272 and 82,272 common shares repurchased at March 30, 2024 and December 30, 2023, respectively	(250,138)	(250,138)

Total Stockholders’ Equity	17,339,783	17,321,974

Total Liabilities and Stockholders’ Equity	$21,172,328	$21,602,116